Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-182156 on Form S-8 of our report dated June 26, 2015, which appears in this Annual Report on Form 11-K of the Savings Plan of Carpenter Technology Corporation Effective January 1, 2012 for the year ended December 31, 2014.

/s/ Baker Tilly Virchow Krause, LLP

Wyomissing, Pennsylvania

June 26, 2015